For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	October 8, 2025
For Immediate Release

HOME BANCORP, INC. TO ISSUE 2025 THIRD QUARTER EARNINGS
AND HOST CONFERENCE CALL

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), plans to issue its earnings release for the quarter ended September 30, 2025, after the close of business on Monday, October 20, 2025. The earnings release and investor presentation will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

The Company will conduct a conference call at 10:30 a.m. CDT on Tuesday, October 21, 2025. All interested parties are invited to listen to Chairman, President and Chief Executive Officer, John W. Bordelon and Senior Executive Vice President and Chief Financial Officer, David T. Kirkley discuss the Company's third quarter results.

Investor Conference Call Information

Investors can access the conference call by dialing 1.646.357.8785 (U.S. Local/International Toll Free) or 1.800.836.8184 (U.S. Toll Free). Please dial in 10 minutes prior to the start of the call. A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

About Home Bancorp

Home Bancorp is a Louisiana corporation that became the holding company for Home Bank N.A. in October 2008 upon Home Bank’s mutual to stock conversion. Home Bank is a federally chartered, community-oriented bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank, N.A., founded in 1908 as Home Building & Loan, is the oldest financial institution founded in Lafayette Parish and is headquartered in Lafayette, Louisiana. We have expanded to serve markets in South Louisiana, Natchez, Mississippi, and the Greater Houston area, which also offers a Commercial Banking Office in North Houston.

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